Exhibit 23.15

CONSENT OF WILLIAM PAUL GORANSON

The undersigned hereby consents to:

(i)
the filing of the written disclosure (the “Technical Disclosure”) regarding the “Nichols Ranch Uranium Project, 43-101 Technical Report, Preliminary Economic Assessment” dated February 28, 2015, contained in the Annual Report on Form 10-K for the period ended December 31, 2018 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 Registration Statements (File Nos. 333-210782, 333-226878 and 333-228158), and any amendments thereto (the “S-3s”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900 and 333-22654), and any amendments thereto (the “S-8s”); and

(iv)	the use of my name in the 10-K, the S-3s, and the S-8s.

/s/ William Paul Goranson
William Paul Goranson, P.E

Date: March 11, 2019